UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 31, 2016

The Bon-Ton Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices) (Zip Code)

(717) 757-7660
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 31, 2016, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) voted to increase the size of the Board from nine directors to ten directors and elected Philmer H. Rohrbaugh to serve as a member of the board, effective November 1, 2016.  Mr. Rohrbaugh will serve on the Board’s Audit Committee.

Mr. Rohrbaugh, age 64, has been the Senior Executive Vice President and Chief Operating Officer of Fulton Financial Corporation since June 2016, having served as the Senior Executive Vice President and Chief Risk Officer from November 2012 to June 2016. He was a managing partner of KPMG, LLP's Chicago office from 2009 to 2012, Vice Chairman Industries and part of the U.S. Management Committee of KPMG from 2006 to 2009 and joined KPMG in 2002. He has more than 35 years of experience in various management positions.

Mr. Rohrbaugh has been a member of the board of director of Burnham Holdings, Inc., a publicly traded holding company with operating subsidiaries in the HVAC industry, since October 2012.

Mr. Rohrbaugh will receive, on a prorated basis, the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 3, 2016.

There was no arrangement or understanding between Mr. Rohrbaugh and any other persons pursuant to which Mr. Rohrbaugh was elected as a director.

The election of Mr. Rohrbaugh was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued November 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

Date: November 1, 2016	By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued November 1, 2016.